Exhibit 99.1

COST-U-LESS SHAREHOLDERS APPROVE ACQUISITION BY THE NORTH WEST COMPANY

Bellevue, Washington, December 10, 2007 -- Cost-U-Less, Inc. (NASDAQ: CULS) announced that its shareholders, at a special meeting held today, voted to approve the proposed acquisition of the company by The North West Company pursuant to their Agreement and Plan of Merger, dated August 27, 2007.

“We are pleased with the outcome of today’s vote,” said George Textor, Chairman of Cost-U-Less. “The approval by Cost-U-Less shareholders of our merger with North West represents a significant step in the transaction closing process, and on behalf of the board of directors I want to thank the shareholders for their continued support.”

Under the terms of the merger agreement, the closing of the merger is to take place as soon as practicable after satisfaction of specified conditions. Mr. Textor explained, “We have been working with North West in an effort to confirm that all of the closing conditions have been met, and we expect to close the transaction on December 13, 2007, following the opening of our store in the Cayman Islands.”

About Cost-U-Less

Cost-U-Less currently operates eleven stores in the Caribbean and Pacific region: U.S. Virgin Islands (2), Netherlands Antilles (2), Hawaiian Islands (2), California (1), Guam (2), American Samoa (1), and Republic of Fiji (1). Cost-U-Less builds its business through delivering high-quality U.S. and local goods, progressive merchandising practices, sophisticated distribution capabilities, and superior customer service, primarily to island markets. Additional information about Cost-U-Less is available at www.costuless.com.

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the proposed acquisition involving Cost-U-Less, Inc. and NWC (US) Holdings, Inc., a wholly owned subsidiary of North West Company Holdings, Inc., which is in turn a wholly-owned subsidiary of The North West Company Fund. Such statements include potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company's plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," or words of similar meaning. Such forward- looking statements are based upon the current beliefs and expectations of Cost-U-Less’ management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Cost-U-Less. Actual results may differ materially from the results anticipated in these forward-looking statements.

Factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement include uncertainty about the merger and diversion of management, which could harm us and could cause us to incur significant transaction-related expenses whether or not the merger is completed. In addition, completion of the merger is conditioned upon, among other things, capital expenditures for our Cayman Islands store and related facilities not exceeding $15.6 million. Although we believe this condition has been satisfied, our failure to complete the merger because The North West Company does not agree that this condition has been satisfied, or for any other reason, could adversely affect our business, prospects, stock price, and financial results.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our annual, quarterly and periodic reports, proxy statements and other information we file with the Securities and Exchange Commission. Our public filings are available at the SEC’s website at www.sec.gov.

For further information, contact:

Martin Moore

VP-Chief Financial Officer

Email: mmoore@costuless.com

425-945-0213